UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported):
August 19, 2026

BARK, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39691	85-1872418
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
20 Jay Street, Suite 940 Brooklyn, NY		11201 (Zip Code)
(Address of Principal Executive Offices)
(855) 501-2275
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	BARK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2026, Jim McGinty resigned from the Board of Directors (the “Board”) of BARK, Inc. (the “Company”), effective August 21, 2026. The Company is grateful for his service during his tenure. Mr. McGinty had no disagreement with the Company’s management, operations, policies or procedures, the Board or any committee thereof, that led to his resignation. In connection with the resignation of Mr. McGinty, the size of the Board will be decreased from eight to seven members.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARK, Inc.

By:	/s/ Allison Koehler
Name: Allison Koehler
Title: Chief Legal Officer and Secretary

Date: August 24, 2026